Exhibit 21
                              BULOVA CORPORATION

                        Subsidiaries of the Registrant

                              December 31, 1998

                                  Organized under
    Name of Subsidiary              the Laws of               Business Names
    ------------------            ---------------             ---------------
Bulova Watch Company Limited          Canada                      Bulova

  The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X have been omitted.
